                                                                 EXHIBIT 10.4(b)

                         CLAIM ADMINISTRATION AGREEMENT

         THIS AGREEMENT made as of November 1, 1989 by and between The Travelers Insurance Company, a corporation organized under the laws of the State of Connecticut, and Consolidated Group Claims, Inc., a corporation organized under the laws of the State of Massachusetts.

                                   WITNESSETH

         WHEREAS, The Travelers Insurance Company (hereinafter, "The Travelers") is the underwriter of the Group Policies listed in Schedule A (such policies hereinafter referred to as the "Policy"), which is attached to and forms a part of this Agreement;

         WHEREAS, Consolidated Group Claims, Inc., (hereinafter "Claims Administrator") wishes to act as said claims administrator and to perform all "administrative services", as are hereinafter described.

NOW THEREFORE, in consideration of these premises, the parties hereto mutually agree as follows:

                       SECTION I:  INDEPENDENT CONTRACTOR

         The relationship of the Claim's Administrator to The travelers with respect to administrative services is that of an independent contractor and nothing in this Agreement will be construed as creating any other relationship. The Travelers assumes no liability of any nature or kind for personal or property damages arising out of the Claims Administrator's performance of this Agreement.


                SECTION II:  OBLIGATIONS OF CLAIMS ADMINISTRATOR

2.1 - Administrative Services

         During the term of this Agreement, the Claims Administrator will be responsible for the expeditious and competent processing of claims under the Policy. The Claims Administrator shall continue to process claims on those accounts for which it paid claims prior to November 1, 1989, as well as for all new business written November 1, 1989 or later. It shall perform services including but not limited to the following:

         (a)     receive notices of claims;
         (b)     verify the eligibility of claimants;
         (c) calculate the amount of the benefits payable in accordance with the Policy;
         (d) refer claims for amounts in excess of $40,000 to The Travelers for review and approval prior to payment, if requested in writing by The Travelers;
         (e)     decline non-covered claims;
         (f)     issue benefit checks;
         (g) make determinations to collect any overpayments and implement the collection of such overpayments;
         (h) administer cost containment measures, as approved by The Travelers, including but not limited to coordination of benefits;
         (i) produce a monthly report showing the number of claims reviewed for cost containment and the amount of savings produced; and
         (j) provide assistance as requested by The Travelers to research and resolve aged outstanding checks including but not limited to making inquiries of claimants.

         (k) refer requests for review of denied claims which involve the alleged application of state mandated benefit requirements to The Travelers for review prior to response.
         (l) identify in a fashion acceptable to The Travelers those Claims Incurred prior to November 1, 1989 as defined by the Assumption Agreement between The Travelers Insurance Company, The Hartford Life Insurance Company, and The Hartford Life and Accident Insurance Company (hereinafter "The Hartford"), which were processed by the Claims Administrator. Said Assumption Agreement is attached to and forms a part of this Claims Administration Agreement.

2.2 - Maintenance of Records and Reporting to The Travelers

a) The Claims Administrator will maintain all claim records for the period required by the Employee Retirement Income Security Act of 1974, as from time to time amended. All such records will remain the property of The Travelers and shall be returned to The Travelers following the termination of this Agreement.

b) The Claims Administrator will submit reports and data on its activities in a form, medium, and time frame agreed upon by The Travelers and The Claims Administrator. The reports shall include but not be limited those details, as specified by The Travelers, of each check issued, within one (1) week of its issuance.

         If The Travelers notifies the Claims Administrator that the report data is unacceptable, the Claims Administrator will make every effort to resubmit the data within 24 hours of the notice. If The Travelers changes its required format for data reporting, the Claims Administrator will exercise reasonable efforts to comply with such changes upon notification from The Travelers, provided that such changes do no result in unreasonable costs. The Claims Administrator shall also respond to such other request for reports and data as The Travelers shall reasonably request.



c) Upon reasonable notice The Claims Administrator will permit representatives of The Travelers to inspect and audit the Claims Administrator's files, check control procedures, and check stock on request during normal business hours. The Claims Administrator shall exercise best efforts to cooperate to the fullest extent in such audits.

d) Each month, the Claims Administrator will conduct a quality assurance review, in accordance with the criteria specified by The Travelers, and prepare a report of the results of the review by the 15th day of each month. The number of claims reviewed and reported shall be no less than 10 claims per claims processor assigned to process claims under this Agreement. The claims reviewed shall represent a normal cross section of the claims processed.

2.3 - Handling of Checks

a) The Claims Administrator shall make payments for claims using checks drawn on The Travelers bank account established at the Connecticut National Bank. The Claims Administrator shall begin using Travelers checkstock for automated claims on December 1, 1989. The Claims Administrator shall begin using Travelers checkstock for weekly indemnity claims on January 1, 1990 and begin using Travelers checkstock for manually paid medical claims on March 1, 1990. The Claims Administrator shall designate in writing to The Travelers the names of those persons authorized to sign the checks and provide sample signatures. The Claims Administrator shall promptly notify The Travelers of any changes in the list of persons so designated. The Claims Administrator shall also notify The Travelers of the names of those persons responsible for the security of checkstock and the signature plate, if applicable. The Travelers shall have the right to approve or, at any time, disapprove persons authorized by the Claims Administrator to sign checks.

b) The Travelers will be responsible for determining the banking specifications, printing specifications and instrument numbering. Check printing and testing will be the responsibility of The Travelers. However, subject to the approval of The Travelers, the Claims Administrator may arrange to have the checks printed by another check printing vendor, at the expense of The Travelers. All checks, regardless of vendor, shall be tested and approved by The Travelers.

c) The maximum dollar amount of a check for each claim which may be drawn by the Claims Administrator without review and approval of The Travelers shall be $40,000. A supervisory level employee of the Claims Administrator shall review and approve any check in excess of $10,000. The Claims Administrator shall not draw multiple checks for the same claim or expense for the purpose of avoiding this limitation.

d) The Claims Administrator shall employ security procedures which meet with the approval of The Travelers with respect to the handling of checks and drafts. The Claims Administrator shall immediately report to The Travelers any loss or destruction of checks or any unauthorized use of checks.

e) In addition to any bond required by paragraph 2.6, the Claims Administrator shall maintain fidelity coverage, including bonding of employees, in a reasonable amount and by a carrier satisfactory to The Travelers. The Claims Administrator shall furnish a certificate of insurance naming The Travelers as a certificateholder. Said policy shall provide that it cannot be canceled or modified except on ninety
         (90) days prior written notice to The Travelers as of the effective date of this Agreement, or more frequently if The Travelers deems that there is a significant change in the total amount of funds handled.
         If the insurance is canceled, substitute coverage shall be obtained.

         The Claims Administrator shall also obtain from a company acceptable to The Travelers, an errors and omissions liability policy in a reasonable amount and by a carrier satisfactory to The Travelers providing for indemnification of The Travelers to cover any loss arising as a result of any real or alleged negligence on the part of the Claims Administrator, its agents or employees in any aspect of the performance of the Claims Administrator's duties under this Agreement. The Claims Administrator shall cause the issuer of said policy to deliver to The Travelers evidence of the existence of such policy which provides protection to The Travelers and shall cause the insurer to give The Travelers ninety (90) days written notice prior to the cancellation of, or any material change in, the policy. If the insurance is canceled, substitute coverage shall be obtained.

2.4 - Standard of Performance

         The Claims Administrator represents to The Traveler that it is experienced in the field of claims administration, that it will perform its obligation as claims administrator hereunder in a prudent manner and that it will exercise professional standards of diligence in the determination of the proper benefits payable thereunder and the settlement of disputes with insureds concerning the foregoing.

2.5 - Indemnification

a) The Claims Administrator agrees to indemnify and hold The Travelers harmless from any and all liability, loss, damage, fines, punitive damages, penalties and costs, including expenses and attorneys fees, which result from any gross negligence, or criminal, fraudulent, or willful misconduct in carrying out its responsibilities in accordance with the standard set forth in this Agreement, or which result from any action which exceeds its authority under this Agreement.

         The Travelers agrees to indemnify and hold the Claims Administrator harmless from any and all liability, loss, damage, fines, punitive damages, penalties and costs, including expenses and attorneys fees, which result from any gross negligence, or criminal, fraudulent, or willful misconduct in carrying out its responsibilities in accordance with the standard set forth in this Agreement, or which result from any action which exceeds its authority under this Agreement.

b) The Travelers will indemnify the Claims Administrator against any and all loss, damage, liability, judgment, awards and expense, including court costs and attorneys fees resulting from any act of any officer or employee of the Claims Administrator which is performed strictly in accordance with the instructions, manuals or guidelines furnished or agreed to by The Travelers and which is performed in good faith and without willful misconduct.

c) In the event that the Claims Administrator is named as a defendant in a suit arising out of the administration of the Policy, The Travelers agrees to defend and hold harmless the Claims Administrator form the judgment, the costs, and the defense expenses of such litigation, provided that the Claims Administrator was acting strictly in accordance with the provisions of this Agreement or the instructions, manuals, or guidelines of The Travelers.

2.6 - Regulatory Authorities

         In the conduct of its business and in the performance of its obligations under this Agreement, the Claims Administrator shall comply with all applicable statutes, ordinances, rules, and regulations of any and all federal, state, and municipal regulatory authorities. If required by state law, the Claims Administrator shall hold a certificate of registration as a Third Party Administrator issued by the Department of Insurance or other regulatory body and post any bond required by any such regulatory body.

         The Claims Administrator will promptly notify The Travelers of any complaint filed against The Travelers with a state regulatory body received by the Claims Administrator which is related to or arises from any interpretation of the contract by immediately forwarding such complaint to The Travelers, One Tower Square, Hartford, CT 06183,
         Attention:  Employee Benefits Department, Claim Division.

                   SECTION III - OBLIGATIONS OF THE TRAVELERS

3.1 - Services

         The Travelers shall make available to the Claims Administrator such services of its underwriting and medical departments as shall jointly be deemed necessary or advisable in connection with the performance of the Claims Administrator's services hereunder. The Travelers agrees to provide the Claim Administrator claim and compliance support, in a format agreeable to the parties. The Claims Administrator may presume that its claim payment practices are acceptable to The Travelers unless and until written notice is received from The Travelers. Upon such written notice, the Claims Administrator shall adhere to claim payment practices which are acceptable to The Travelers.

         The Travelers will send to the Claim Administrator copies of all claim correspondence which shall be necessary for the Claims Administrator to perform its obligations under this Agreement, and which have been sent to Travelers Claims offices.

         The Claims Administrator will refer all claims which contain evidence of misrepresentation which may be grounds for rescission of coverage to The Travelers. Such information shall be accompanied by appropriate documentation. The Travelers shall have sole authority to exercise any and all rescission rights under the Policy, and shall be responsible for notification of rescissions to the claimants and the Claims Administrator.

         The Travelers will be responsible for the cost of the claim form used for claims paid by The Travelers claim office. The Travelers is also responsible for the cost of its own claim check stock.

         The Travelers will be responsible for the cost of the Patient Advocate Program or any substitute used at the direction of The Travelers in its stead.

3.2 - Notices and Correspondence

         The Travelers will promptly, on days on which it is open for business, forward to the Claims Administrator all notices of claims and other relevant correspondence from policyholders which The Travelers may receive during the term of this Agreement.

3.3  Claim Reports

         The Travelers shall produce claim reports based upon data relating to claim transactions obtained by direct feed from the Claims Administrator as provided in paragraph 2.2 of this Agreement.

3.4 - Compensation

         The Travelers agrees to pay the Claims Administrator in accordance with the terms specified in Schedule C, which is attached to and forms a part of this Agreement.



       SECTION IV - CONFIDENTIAL INFORMATION AND CONFLICTS OF INTEREST

         The Claims Administrator warrants and represents that no trade secrets or other confidential information of The Travelers, will be wrongfully disclosed by the Claims Administrator in connection with any of the services which are to be provided under this Agreement. The Claims Administrator further warrants and represents that none of the provisions of this Agreement, nor the services which will be performed by the Claims Administrator contravene or conflict with any agreement of the Claims Administrator with, or obligation to, any other person, firm, or corporation, including agreements, disclosure agreements or agreements for assignment of inventions, discoveries, or ideas of improvement.

         All records and other material pertaining to claims made under the Policy, as provided by this Agreement, shall be held by the Claims Administrator in strict confidence, and, except as may be authorized by the claimant in writing, the Claims Administrator shall not disclose to any person (other than The Travelers) such confidential information at any time, either during the term of this Agreement or thereafter.

         The provisions of this section shall survive any termination or expiration of this Agreement.

                       SECTION V - OWNERSHIP OF MATERIALS

         Except for any software ownership rights created prior to this Agreement, any computer software produced by the Claims Administrator in connection with the performance of its services hereunder, shall be the sole property of the Claims Administrator and shall remain the property of the Claims Administrator following the termination of this Agreement. The Travelers shall have access, by direct feed from the Claims Administrator, to all data relating to claim transactions which may be stored on the software; this right of access shall survive the termination or expiration of this Agreement. All materials and records furnished by The Travelers to the Claims Administrator are to be and remain the sole property of The Travelers and are to be returned to The Travelers within ninety (90) days after the termination or expiration of this Agreement.

                            SECTION VI - ASSIGNMENT

         This Agreement may not be assigned by either party hereto without the express written consent of the other party. Any such approval shall not be unreasonably withheld. Any assignee will be bound by the terms of this Agreement.

                           SECTION VII - TERMINATION

         This Agreement shall terminate on the occurrence of any of the following events:

                 (a)      By mutual consent of the parties.
                 (b) Twelve (12) months following written notice of termination given by any party to this Agreement to all other parties. The notice shall be mailed, by certified mail, to the other parties at their last known address.
                 (c) Fraud or embezzlement on the part of the Claims Administrator, its agents or servants or negligence or omissions uncorrected after notice.
                 (d)      Material breach of this Agreement.

         Either party may terminate this Agreement without cause upon twelve
         (12) months written notice to the other party. Both parties agree to provide twelve (12) months notice of cancellation of the group policy. The parties agree there will be no announcement or disclosure of cancellation of the group policy until 8 months following the date notice of cancellation has been given.

         Should either party become aware of a material breach of this Agreement, that party must notify the breaching party of the breach and provide thirty (30) days to correct such breach. Should the breach remain uncured at the end of the thirty (30) days, the breaching party shall have an additional thirty (30) days to correct the breach, provided a reasonable effort was made during the initial thirty (30) day period to correct the breach.

         Upon termination or expiration of this Agreement, The Travelers shall have access to all records representing Travelers insureds and The Travelers shall be entitled to receive copies of any and all such records, as long as the cost to the Trust Administrator does not exceed $10,000.

                 SECTION VIII - ENTIRE AGREEMENT; MODIFICATION

         This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, whether oral or in writing, with respect to such subject matter. This Agreement may not be amended except pursuant to an agreement in writing signed by both parties.

                  SECTION IX - INTERPRETATION AND CONSTRUCTION

         This Agreement will be governed by, and construed in accordance with, the laws of the State of Connecticut. The title designations of the numbered sections are for convenience only and will not affect the interpretation or construction of it.

                         SECTION X - USE OF INFORMATION

         Any information, including but not limited to, data, business information, technical information, forms, computer programs and documentation, written, oral or otherwise (hereinafter "Information") owned and furnished by either party (hereinafter "Furnishing Party") to the other party hereunder or in contemplation hereof shall remain the property of the Furnishing Party. All copies of such Information in written, graphic, or other tangible form, including computer system discs and tapes, shall be returned to the Furnishing Party upon the termination of this Agreement, or upon request at anytime, or shall be otherwise disposed of as directed by the Furnishing Party. Unless such Information was previously known to be free of any obligation to keep it confidential by the party furnished such Information, and shall be used only upon such terms as may be agreed upon in writing by the Furnishing Party.

IN WITNESS THEREOF, the parties hereto have signed this Agreement as of the date first above written.






                                           THE TRAVELERS INSURANCE COMPANY

Date     Feb. 27, 1991                     By         /Illegible/
     ----------------------------             ----------------------------------

                                                    (Claims  Administrator)

                                              ----------------------------------


Date     Feb. 27, 1991                     By         Arthur T. Schultz
     ----------------------------             ----------------------------------

                                   SCHEDULE C

                                       TO

                                   AGREEMENT

                                    BETWEEN

                        CONSOLIDATED GROUP CLAIMS, INC.

                                      And

                        THE TRAVELERS INSURANCE COMPANY



         Compensation shall be paid to the Claims Administrator for the performance of duties under this Agreement in the amount of 3.5% of net paid premium. Such compensation shall not be returned to The Travelers should premiums be returned to participating employers as a result of any rescission action

                                   SCHEDULE A
                                   ----------

                                    POLICIES
                                    --------


1-4 LIVES                         5-14 LIVES                        KEMPER TAKOVER NON-NY
---------                         ----------                        ---------------------

GL-D-15760-15766                  GL-F15760-15766                   GL-22736-22742
GRH-D-15760-15766                 GRH-F-15760-15766                 GRH-22736-22742

1-14 LIVES                        15-99 LIVES                       10-35 LIVES
----------                        -----------                       -----------
ADD-6120-6126                     GL-L-15760-15766                  GL-E-15760-15766
                                  GRH-L-15760-15766                 GRH-E-15760-15766
                                  ADD-L-6120-6126

TEXAS                             OHIO                              ANCHORPLAN
-----                             ----                              ----------

GL-TX-19874-19880                 GL-15961-15989                    GL-19874-19880
GRH-TX019874019880                GRH-15961-15989                   GRH-19874-19880
ADD-TX-6127-6133                  ADD-6134-6162                     ADD-6127-6133
                                  GL-32238 - 32266
                                  GRH-32238 - 32266

KEMPER TAKEOVER-NY                HARTFORD LIFE                     FLORIDA
------------------                -------------                     -------

GRH-14653-14659                   GL-14484-14490                    GL-23027-23052
                                  GRH-14484-14490                   GRH-23027-23052
                                                                    ADD-6227-6252

NEW YORK                          ILLINOIS, INDIANA, MICHIGAN, WISCONSIN
--------                          --------------------------------------
GL -204039-204045                 GL-32231 - 32237
GRH-204039-204045                 GRH-32231 -32237

                                AMENDMENT NO. 2

         The Terms and Conditions of the License Agreement for the Practice Review System, effective August 1, 1991 by and between Value Health Services, Inc., and The Travelers Insurance Company, as amended. (The "Agreement") is hereby further amended as follows:

         Section 2.1 of the Agreement shall be amended by adding after the first sentence the following:

                 "In addition, VHS hereby grants to Consolidated Group Claims, Inc. Of 15 Pleasant Street Connector, Framingham, Massachusetts ("C.G.C.") a non-exclusive, non-transferable license to use the system solely to process information related to Traveler's business. No other rights are granted hereby and C.G.C. shall have no access to the source code. C.G.C. agrees that its use of the system shall be subject to the terms and conditions of the Agreement including, but not limited to, the confidentiality provisions.

                 This document shall be referred to as Amendment No. 2. The terms of the Agreement, the Amendment signed April of 1992 and this Amendment No. 2 shall be construed so as to be consistent with one another. In the event of a conflict, this Amendment No. 2 shall control with respect to the subject matter hereof. All provision of the Agreement remain in full force and effect.


VALUE HEALTH SERVICES                      THE TRAVELERS INSURANCE COMPANY

NAME:     /Illegible/                      NAME:     Unsigned
     ------------------------------             --------------------------------

TITLE:                                     TITLE:
      -----------------------------              -------------------------------

DATE:                                      DATE:
     ------------------------------             --------------------------------

CONSOLIDATED GROUP CLAIMS, INC.

NAME:     /Arthur T. Schultz/
     ------------------------------

TITLE:    President
      -----------------------------

DATE:     5/3/93
     ------------------------------